ROCHDALE STRUCTURED CLAIMS
FIXED INCOME FUND, LLC

SELLING GROUP AGREEMENT

______________________________________
Name of Firm
______________________________________
Address of Principal Office
______________________________________
City State Zip Code

Ladies and Gentlemen:

We are the principal underwriter, as defined in the Investment Company Act of 1940, in connection with the private placement of the units of limited liability interest of the Rochdale Structured Claims Fixed Income Fund, LLC (the “Fund”), a Delaware limited liability company.  The Fund issues one class of Units.  For purposes of this Selling Group Agreement (the “Agreement”), all units of limited liability interest of the Fund are referred to as the “Units.”  We understand that you are a member of the Financial Industry Regulatory Authority (“FINRA”) and, on the basis of such understanding, invite you to become a member of the Selling Group to assist in the private placement of the Units of the Fund.  RIM Securities LLC (“RIM”) and                        (collectively referred to as “the Parties”) agree on the following terms and conditions:

1.
Both Parties certify that each is a member, in good standing, of FINRA and agree to maintain membership in FINRA.  Each Party agrees to abide by the Constitution and By-Laws, of FINRA and all the rules and regulations of FINRA concerning the distribution of the securities of close-end investment companies and engaging in the private placements of securities in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, FINRA Conduct Rule 2830 and FINRA Rule 5122, all of which are incorporated herein as if set forth in full, and all other rules and regulations that are now or may become applicable to transactions hereunder.

2.
The Parties acknowledge and agree that the Fund will offer, sell and issue its Units, pursuant to the Fund’s then current Confidential Private Placement Memorandum as amended or supplemented from time to time (the “Offering Memorandum”) in an offering exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

3.
Orders for Units received from you and accepted by RIM will be at the offering price applicable to each order in accordance with the Offering Memorandum, which may include a sales charge.  The procedure relating to the handling of orders shall be subject to instructions that RIM shall forward from time to time to all members of the Selling Group.  All orders are subject to acceptance by RIM and we reserve the right in our sole discretion to reject any order in whole or in part.

4.
You shall be entitled to receive from the offering price of Units (“Load Units”) sold subject to a sales charge by you the portion of sales commission (the “Dealer Reallocation”) on such Units that is to be retained by selling dealers as set forth in the Offering Memorandum, except during any period designated by RIM as a period during which Units may be purchased without a sales commission.  Unless otherwise expressly set forth in the Offering Memorandum, there shall be no Dealer Reallocation payable on any purchase of Units made at the then current net asset value and to which no sales charge applied, including but not limited to the direct reinvestment of any distributions made by the Fund.  Our liability is solely limited to the proceeds of the concession receivable from the Fund and payments to you.  In the case of Load Units, this shall be made quarterly after the end of the calendar quarter for which reimbursement is being made.

5.
In addition, the Fund may remit to RIM a service fee at the annual rate of 0.25% of the average daily net assets of the Load Units of the Fund.  You may be entitled to compensation for investor services to the extent permitted by the Fund under the Investment Company Act of 1940.

6.
As a member of the Selling Group, you agree to purchase Units only through RIM or from your customers.  Purchases through RIM shall be made only for the purpose of covering purchase orders already received from your customers, and RIM agrees that we will not place orders for the purchase of Units from the Fund except to cover purchase orders already received by RIM.  Purchases from your customers shall be at a price not less than the net asset value quoted by the Fund at the time of such purchase.

7.	You agree that you will not withhold placing customers’ orders in an attempt to profit from such withholding.

8.
You agree to sell Units only (a) to your customers at the offering price then in effect or (b) to RIM as agent for the Fund or to the Fund itself at the redemption price, as described in the Offering Memorandum.

9.
You agree that the Fund can only be sold to customers that you reasonably believe will qualify as “Qualified Investors,” as described in the Offering Memorandum.  In general, a Qualified Investor is someone who qualifies as an “Accredited Investor,” as that term is defined in Regulation D under the Securities Act.  In addition, you agree that you will only solicit customers with which you have a pre-existing business or personal relationship.

10.
In soliciting customers, you agree not to recommend the purchase of Units to any prospective customer unless you have reasonable grounds to believe, based upon information received from the customer concerning, amongst other things, the customer’s investment objectives, other investments, financial situation and needs, that the customer is or will be in a financial position appropriate to enable the customer to realize the benefits of an investment in the Fund; that the customer has the fair market net worth sufficient to sustain the risks inherent in investing in the Fund, including the loss of investment and the lack of liquidity; and that the Units are a suitable investment for the customer.

11.
You agree that you will not conduct a “general solicitation” or “general advertising” as defined in Regulation D under the Securities Act, or act in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and that any solicitation or referral activity will be conducted in accordance with the requirements of such Regulation D and applicable laws.  For purposes of this provision, a “general solicitation” or “general advertising” includes but is not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media, or broadcast over television or radio.  It also includes any seminar or meeting whose participants have been invited by means of any a general solicitation or general advertising.

12.
You will maintain a list of all customers and prospective customers with whom you have provided an Offering Memorandum or otherwise solicited an investment in the Fund, including the date such customer or prospective customer was initially contacted about an investment in the Fund.  Upon our request, you will provide us with such information if necessary to maintain the Fund’s exemption from registration under the Securities Act.  Any such information received by us will be fully covered by the confidentiality provisions contained in Paragraph 20 below.

13.
You acknowledge that the offering of Units is on a “best efforts” basis.  Consummation of the offering is conditioned upon the subscription of Units valued, in the aggregate, of at least $20,000,000 by March 1, 2010 (subject to extension for up to 30 days in the discretion of the Fund).  Pending investment in the Fund, the proceeds of the offering will be placed by the Fund in an interest-bearing escrow account, pending the closing of such offering.  After any closing, the balance in the escrow account will be invested pursuant to the Fund’s investment policies as soon as reasonably practicable.  If the minimum subscription amount is not achieved, all subscription payments held in escrow will be repaid to subscribing customers as promptly after the end of the offering period as is practicable.

14.
Settlements of the Units are handled in the same manner as investments in partnerships, hedge funds or funds of hedge funds.  Therefore, settlement may take several weeks and will occur at the earliest possible moment.

15.
Redemption of the Units by the Fund is not required and can only occur in accordance with the terms of the Offering Memorandum.Accordingly, an investment in the Fund should be viewed as an illiquid, long-term investment.

16.
All sales will be subject to receipt of Units by RIM from the Fund.  We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of Units entirely, or to modify or cancel this Agreement, which shall be construed in accordance with the laws of the State of New York.  All sales shall be subject to the terms and provisions set forth in the Fund’ then current Offering Memorandum relating to the Units.

17.
No person is authorized to make any representations concerning the Fund or the Units except those contained in the Offering Memorandum and any such information as may be released by the Fund as information expressly supplemental to such Offering Memorandum.  In purchasing Units through RIM, you shall rely solely on the representations contained in the Offering Memorandum and supplemental information mentioned above.

18.
Additional copies of any such Offering Memorandum and any printed information issued as supplemental to such Offering Memorandum will be supplied by RIM to members of the Selling Group in reasonable quantities upon request.

19.
In no transaction shall you have any authority whatever to act as agent of the Fund or of RIM or of any other member of the Selling Group, and nothing in this Agreement shall constitute either Party as the agent of the other or shall constitute you or the Fund the agent of the other.  In all transactions in the Units between the Parties, we are acting as agent for the Fund and not as principal.

20.
We acknowledge that the names and addresses and other information concerning your customers are not our property, and RIM will not, nor will our affiliates, use such names, addresses or other information for any purpose except in connection with the performance of our duties and responsibilities hereunder and except for providing servicing and informational mailings to the Fund.  Notwithstanding the foregoing, this paragraph shall not prohibit RIM or any of our affiliates from using the names of your customers for any purpose if such names and addresses are obtained in any manner other than from you pursuant to this Agreement.

21.
All communications to RIM shall be sent to the address set forth below.  Any notice to you shall be duly given if mailed or electronically sent to you at your address as registered from time to time with FINRA.

22.
This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by RIM otherwise than by operation of law.  This Agreement shall also terminate automatically under circumstances set forth in Paragraph 24 of this Agreement.

23.
We reserve the right, from time to time and for limited periods, to increase the sales commission you are entitled to receive under Paragraph 4, but in no event will such sales commission be in excess of the maximum sales commission as set forth in the then current Offering Memorandum relating to the Units.

24.
By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of l934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of FINRA and you agree that you will maintain such registrations, qualifications, and membership in good standing in full force and effect throughout the term of this Agreement.  You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, the rules and regulations promulgated thereunder and the Constitution, By-Laws and Rules of Fair Practice of FINRA and that you will not offer or sell Units in any state or jurisdiction where they may not lawfully be offered and/or sold by you.  You agree to indemnify RIM and the Fund and to hold RIM and the Fund harmless from any damage or expense on account of any wrongful act or omission, not in compliance with this Agreement by you or any of your employees, representatives or agents.  If you are offering and selling Units in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of FINRA, as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of FINRA and to obey all applicable laws and regulations.  Your expulsion from FINRA will automatically terminate this Agreement without notice.  Your suspension from FINRA or a violation by you of applicable state and federal laws and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by you from RIM.

25.
This Agreement shall become effective upon receipt by RIM of a signed copy hereof, and shall supersede any and all prior Selling Group agreements relating to the Units.  All amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth in the notice of amendment sent to you by the undersigned.

26.
The Parties to this Agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it, or (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations hereunder.

27.
This Agreement shall be governed by and construed in accordance with the law of the State of New York (excluding the law thereof which required the application of or reference to the law of any other jurisdiction).  Any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved by arbitration, within the City of New York and State of New York. In any such action or proceeding, the prevailing party shall be entitled to recovery of all reasonable attorneys’ fees incurred with respect thereto.  The Parties recognize that all broker dealers must use FINRA arbitration to resolve disputes relating to the activities of a broker dealer.

28.	You acknowledge that RIM may enter into similar agreements with others without your consent.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby.

[The Remainder of this Page was Intentionally Left Blank.]

RIM Securities LLC By: Print Name: Title: Date:
The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions.  The undersigned acknowledges receipt of Offering Memorandum of the Fund for use in connection with this offering.

By:

Print Name:

Title:

Date:

This Agreement should be executed in duplicate and both copies returned to
RIM Securities LLC
Attn:  Kurt Hawkesworth
570 Lexington Avenue
New York, NY 10022-6837

We will execute and return an original for your files.

Appendix A

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Rochdale Structured Claims Fixed Income Fund, LLC